As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sonic Solutions

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	930925818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Rowland Way, Ste 110, Novato, California 94945 (415) 893-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Doris

101 Rowland Way, Ste 110, Novato, California 94945 (415) 893-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kyle Guse

Heller Ehrman White & McAuliffe LLP

275 Middlefield Road

Menlo Park, CA 94025

Telephone: (650) 324-7000

Facsimile: (650) 324-0638

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:  ☒  File No. 333-103624

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	$2,300,000	N/A	$2,300,000	$186.07

(1)	The amount of shares of common stock being registered represents 20% of $11,500,000 proposed maximum aggregate offering registered by the Registrant under Registration Statement No. 333-103624.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrant solely to register additional Common Stock. Pursuant to General Instruction IV of Form S-3, the contents of the Registration Statement on Form S-3 (File No. 333-103624) filed by the Registrant are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

Exhibits and Index of Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-103624 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Exhibit

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Sonic Solutions Independent Auditors’ Consent—KPMG LLP

23.2	Independent Auditors’ Consent—KPMG LLP

23.3	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on the 17th day of September 2003.

SONIC SOLUTIONS

September 17, 2003	/S/ ROBERT J. DORIS
Robert J. Doris President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Doris and A. Clay Leighton or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-3 (including any post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT J. DORIS ROBERT J. DORIS	President and Director	September 17, 2003

/S/ MARY C. SAUER MARY C. SAUER	Senior Vice President of Business Development and Director	September 17, 2003

ROBERT M. GREBER	Director

/S/ PETER J. MARGUGLIO PETER J. MARGUGLIO	Director	September 17, 2003

R. WARREN LANGLEY	Director

/S/ A. CLAY LEIGHTON A. CLAY LEIGHTON	Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer (Principal Financial Accounting Officer)	September 17, 2003

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Sonic Solutions Independent Auditors’ Consent—KPMG LLP

23.2	Independent Auditors’ Consent—KPMG LLP

23.3	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1)